Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated June 10, 2025, relating to the financial statements of EQV Ventures Acquisition Corp. II. appearing in the Registration Statement on Form S-1, File No. 333-287926, as amended.

We have served as the Company’s auditor since 2024.

/s/ WithumSmith+Brown, PC
New York, New York
July 1, 2025